UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2004

CSX CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 1-8022

Virginia (State of incorporation)	62-1051971 (I.R.S. Employer Identification No.)

500 Water Street, 15th Floor Jacksonville, FL (Address of principal executive offices)	32202 (Zip Code)

(904) 359-3200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 — Entry into a Material Definitive Agreement

     On December 30, 2004, CSX Corporation (“CSX” or the “Company”) entered into change of control agreements (each an “Agreement”) with certain executive officers. The Agreements replaced all existing change in control agreements with the executive officers. The Agreements are effective only upon a change of control, and have no effect on any other employment agreement or arrangement an affected officer may have. In addition, the Company approved a new form of a change in control agreement to be used for agreements entered into on or after January 1, 2005.

     Among other changes to the prior change of control agreements, each Agreement: (i) changes the definition of “Change of Control” from shareholder approval of a transaction to “consummation;” (ii) eliminates the Black-Scholes cash out of options; (iii) permits a reduction in annual base salary and bonus for all similarly situated executives arising out of business necessity or the Company’s performance and unrelated to a change of control; (iv) eliminates certain protection for benefits that have been eliminated, unrelated to the change of control, in the 120 days prior to the effective date of the Agreement; and (v) eliminates the opportunity to defer certain lump sum severance payments.

     The Company entered into these Agreements with each of the following executive officers:

Name	Title
Michael J. Ward	Chairman, President and Chief Executive Officer
Ellen M. Fitzsimmons	Senior Vice President — Law and Public Affairs
Andrew B. Fogarty	President and Chief Executive Officer — CSX World Terminals, LLC
Clarence W. Gooden	Executive Vice President and Chief Commercial Officer
Robert J. Haulter	Senior Vice President — Human Resources and Labor Relations
Tony L. Ingram	Executive Vice President and Chief Operating Officer
Oscar Munoz	Executive Vice President and Chief Financial Officer

     Each Agreement has an initial three-year initial term, subject to annual one-year extensions on each anniversary date unless the Company gives the executive 60 days prior notice that the term will not be extended. In addition, the Company may end the term on an earlier date if the Company gives the executive at least one year’s advance notice.

     Upon consummation of a transaction resulting in a “Change of Control,” each Agreement provides for a minimum three-year term of employment and sets forth the specific terms of employment, including annual and incentive compensation, participation in employee pension benefit and welfare plans, and fringe benefits.

     Following a “Change of Control,” the Agreement generally provides that if the executive is terminated by the Company other than for “Cause” or “Disability,” or if the executive terminates employment for “Good Reason” or “Constructive Termination” then the executive will receive: (i) a payment in cash of (a) the executive’s salary, bonus and vacation through the date of termination to the extent not paid, (b) three times the sum of the executive’s annual salary and bonus (the higher of the highest bonuses paid for the prior three calendar years or the most recently established target bonus), and (c) an amount equal to the actuarial equivalent of the value of three additional years of service under the Company’s pension plans; and (ii) eligibility for certain employee benefits for up to three years after the employee’s termination date. If any payment pursuant to the Agreement is subject to an excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, then the executive will receive an additional payment in an amount equal to such excise tax which may be grossed up for taxes.

     Under the Agreements, executives also have a right to terminate employment for any reason and trigger the above benefits for a 30 day period twelve or eighteen months after a Change of Control. If the executive is terminated for “Cause” or “Disability” or dies, the executive will receive: (i) a payment in cash of the executive’s salary, bonus and vacation through the date of termination to the extent not paid, and (ii) any other benefits the executive is entitled under any plan, program, policy or practice.

     The description of the Agreement is qualified in its entirety by reference to the terms of the Agreement, the form of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. Each of the Agreements with the above named executive officers is substantially similar.

     Effective December 30, 2004, CSX also entered into or replaced change of control agreements with another executive officer and 25 other senior executives and managers. In general, these change of control agreements are for terms of two or three years. Each of these agreements becomes effective after the consummation of a Change of Control, and specifies the terms of employment, including compensation, participation in employee pension benefit and welfare plans, and fringe benefits, which are no greater than those provided to the executive officers described above.

     Finally, CSX also modified the form of Agreement to be entered into after January 1, 2005 with selected future officers, executives or managers. A copy of that form of agreement is filed herewith as Exhibit 10.2 and incorporated by reference herein.

SECTION 8 — OTHER EVENTS

ITEM 8.01 — Other Events

     The Board of Directors of the Company also adopted a Policy Regarding Shareholder Approval of Severance Agreements (the “Policy”), which became effective January 1, 2005. Under the Policy, the Company will not enter into any future severance agreement with an executive subject to reporting pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, if the amount of the defined “severance benefits” to be paid to such executive would be greater than 2.99 times the sum of the executive’s annual base salary and the highest bonus awarded the executive in any of the prior three fiscal years, unless such agreement is approved by a vote of the Company’s shareholders. The Policy covers agreements entered into on or after January 1, 2005, and material modifications thereof increasing benefits.

     The foregoing description of the Policy is qualified in its entirety by reference to the Policy, a copy of which is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 — Financial Statements and Exhibits

(c)	The following exhibits are being furnished herewith:

10.1	Form of Employment Agreement with Executive Officers.

10.2	Form of Employment Agreement for Officers, Executives or Managers entered into on or after January 1, 2005.

99.1	CSX Corporation, Policy Regarding Shareholder Approval of Severance Policy, effective January 1, 2005.

S I G N A T U R E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION
By:	/s/ Carolyn T. Sizemore
Carolyn T. Sizemore
Vice President and Controller (Principal Accounting Officer)

Date: January 6, 2005